UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

ORYON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34212	26-2626737

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4251 Kellway Circle, Addison, Texas 75001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 267-1321

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 1.03 of this Current Report on Form 8-K (this “Report”) is incorporated into this Item 1.01 by reference.

Item 1.03	Bankruptcy or Receivership

As previously reported, on May 6, 2014 Oryon Technologies, Inc. (the “Company”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Court”), Case No. 14-32293. Additionally, on May 16, 2014 Oryon Technologies, LLC, a Texas limited liability company and a wholly-owned subsidiary of the Company, filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Court, Case No. 14-32416. On August 27, 2014 the Court entered an order approving joint administration of both bankruptcy cases. All references to the “Company” in this Report also include Oryon Technologies, LLC.

Confirmation of Plan of Reorganization

On November 7, 2014 (the “Confirmation Date”) the Court entered an order (the “Confirmation Order”), a copy of which is attached as Exhibit 2.1, confirming the Modified First Amended Chapter 11 Plan under Chapter 11 of the Bankruptcy Code (the “Plan”), a copy of which is attached as Exhibit 2.2, proposed by the Company and EFL Tech B.V., a Netherlands corporation and the majority shareholder of the Company (“EFL Tech”). The Plan is subject to certain conditions, including the execution and delivery of the license agreement described below under “Material Features of the Plan,” that must be satisfied prior to the effective date of the Plan (the “Effective Date”).

The following is a summary of certain material features of the Plan as confirmed by the Bankruptcy Court pursuant to the Confirmation Order. This summary is not intended to be a complete description of the Plan, and is qualified in its entirely by reference to the full text of the Plan. Capitalized terms used but not defined herein shall have the meanings given to them in the Plan.

Material Features of the Plan

In General. The Plan provides for payment of the undisputed pre-petition claims listed in the Company’s Plan and all post-petition payables from (A) the proceeds of a $1.37 million cash infusion made by EL Flexible Signs or its affiliates, in exchange for 80 million newly-issued shares of common stock, $0.001 par value (the “Common Stock”), of the Company and a $250,000 payment by EFL Tech, constituting the final payment under the subscription agreement dated January 21, 2014 (the “Subscription Agreement”) pursuant to which EFL Tech was issued 129,832,877 newly-issued shares of Common Stock as specified therein and (B) cash on hand. The Subscription Agreement is incorporated herein by reference to Exhibit 2 to the Schedule 13D dated January 21, 2014 as filed with the Securities and Exchange Commission by EFL Tech and its affiliates on January 31, 2014.

The Plan further provides for the waiver of claims held by insiders and the establishment of a disputed claims reserve in the approximate amount of $106,000 for a single claim in dispute. EFL Tech will continue to be the majority shareholder of the Company and the Company will be operated by a new board of directors. The Plan also provides for dismissal of all claims in the litigation pending before the Bankruptcy Court and incorporates a settlement agreement dated September 24, 2014 between the Company, a former officer of the Company, and certain shareholders and their respective affiliates settling various disputes and controversies between the parties, as amended by the Plan (the “Settlement Agreement”). A copy of the Settlement Agreement is attached as Exhibit 2.3.

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Settlement Agreement. Pursuant to the Settlement Agreement the following actions will be effective as of the Effective Date:

1.         The Company will pay M. Richard Marcus, the former Chief Executive Officer of the Company and certain of his affiliates, MRM Acquisitions, LLC and Oryon Capital LLC (collectively, “Marcus”), and Myant Capital Partners, Inc., an Ontario, Canada garment manufacturer, and Tony Chahine, the Chief Executive Officer of Myant (collectively, “Myant”) a combined total of $1.7 million, in the form of $600,000 in cash and execute and deliver to Marcus and Myant a promissory note dated November 7, 2014 in the original principal amount of $1.1 million (the “Promissory Note”). The Promissory Note will bear interest at six percent (6%) per annum, mature two (2) years from the date of the Promissory Note, and be secured by the Company’s patents and other intellectual property rights pursuant to a security agreement of even date (the “Security Agreement”). The Promissory Note will provide for principal payments as follows: $500,000 on or before ninety (90) days following the date of the Promissory Note, followed by fifteen (15) equal monthly payments each in the amount of $40,000 beginning ten (10) months after the date of the Promissory Note until maturity. The Promissory Note and Security Agreement are attached as Exhibits 10.1 and 10.2.

2.         The Company will execute and deliver to Myant an exclusive license agreement with respect to the Company’s patents covering the geographic region of Canada. The terms of the license agreement are currently under negotiation.

3.         Marcus will surrender for cancellation all of their shares of Common Stock in the Company, consisting of 6,205,227 shares of Common Stock owned by Oryon Capital, LLC, 18,289,700 shares of Common Stock owned by MRM Acquisitions, LLC, and 1,300,310 shares of Common Stock owned by M. Richard Marcus, for a combined total of 25,795,237 shares of Common Stock.

4.         All parties to the Settlement Agreement will fully release each other and dismiss all legal actions involving the Company.

Additional Agreements. Thomas P. Schaeffer, Larry L. Sears, Richard K. Hoesterey, and Clifton Shen, the former members of the board of directors of the Company, and Donald M. Crook (collectively, the “Surrendering Parties”), and the Company, the members of the new board of directors of the Company, and EFL Tech and its affiliates will fully release each other from all legal actions involving the Company. In addition, the Surrendering Parties will surrender all shares of Common Stock and related warrants and options held in their names and in the names of their affiliates and family members. The total outstanding shares of Common Stock surrendered for cancellation by the Surrendering Parties was 8,025,127 shares of Common Stock.

Executory Contracts and Unexpired Leases. All pre-petition executory contracts and unexpired leases will be assumed by the Company, except for those executory contracts and/or unexpired leases rejected by the Company on or before the Confirmation Date or otherwise rejected under the Plan.

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Equity Securities of the Company as of the Effective Date. As of the Effective Date the total issued and outstanding shares of Common Stock of the Company will be 428,345,951, after giving effect to the issuance of 209,832,877 shares of Common Stock to EFL Tech and EL Flexible Signs or its assigns and the surrender of 33,820,364 shares of Common Stock by Marcus and the Surrendering Parties.

The issuance of such shares of Common Stock described above will be exempt from registration under the Securities Act pursuant to (i) Section 1145 of the Bankruptcy Code, which generally exempts from such registration requirements the issuance of securities under a plan of reorganization, and/or (ii) Section 4(a)(2) of the Securities Act because the issuance does not involve any public offering.

Information Regarding Assets and Liabilities of the Company. Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, as filed with the Securities and Exchange Commission on August 14, 2014.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.03 of this Report is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.03 of this Report is incorporated into this Item 3.02 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Plan, the following directors will cease to be members of the board of directors of the Company as of the Effective Date: Thomas P. Schaeffer, Larry L. Sears, Richard K. Hoesterey and Clifton Shen. In addition, Thomas P. Schaeffer will cease to serve as Chief Executive Officer of the Company. Pursuant to the Plan, as of the Effective Date, George Hatzimihail, John Kapeleris and Steven Battaia will be appointed members of the board of directors of the Company. Certain information with respect to the new directors is set forth below:

Mr. George Hatzimihail is a serial entrepreneur with over thirty years of international business experience. As a current Chairman and Director of international companies, including EFL Tech International Group NV and EFL Tech BV, and a respected leader and consultant, Mr. Hatzimihail has the experience to help guide the Company and its investors to obtain maximum value and potential growth from the future market applications of electroluminescence. Mr. Hatzimihail brings a wealth of knowledge and experience in board management and governance, business development and value creation.

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Dr. John Kapeleris (FAIM, MAICD, BSc(Hons), GradDipMgt, MBA, DBiotech) has over twenty-four years of experience in product development, technology commercialization, business development and executive management. Early in his career, Dr. Kapeleris was responsible for developing and commercializing sixteen new technology products that achieved international market success and as a key member of the executive team that grew Panbio Ltd into a global multi-million dollar organization. Dr. Kapeleris has held numerous roles including R&D Manager, Quality Manager, Business Development Manager, VP Sales & Marketing and Deputy CEO. He has also worked on a number of national and international technology and commercialization projects. Dr. Kapeleris was recently the CEO/Deputy CEO/General Manager of the “Australian Institute for Commercialisation” delivering a range of solutions to industry, academia and government sectors. Dr. Kapeleris has been involved in a number of successful international IP licensing deals, technology commercialization projects and corporate development projects, including seven successful capital raisings and one IPO. Dr. Kapeleris holds director positions on several corporate boards, including EFL Tech International Group NV, Infinity Care Ltd and PraxisCorporation Pty Ltd, and on advisory boards providing corporate governance and strategy advice. Dr. Kapeleris has received numerous awards, including Australian Small Business of the Year, Australian Quality Award, Innovative Exporter Award, Top 100 Fastest Growing Companies and Manager of the Year, Australian Institute of Management Awards.

Mr. Steven Battaia is currently the Managing Director of All Metal Solutions, a multi-million dollar custom metal fabricator for a wide range of clients in the mining, manufacturing, agriculture and construction industries, including clients such as BMA, Rio-Tinto, Anglo American, BHP Billiton, OneSteel, Xtrata, Downer EDI, Theiss and Thyssen Krupp. Mr. Battaia is widely experienced in all aspects of the management design and construction as well as project management of metal fabrication projects. He has successfully built a $14.5 million business through his proven ability to develop, motivate and lead management teams to maximize the company’s profitability and efficiency. Mr. Battaia brings a wealth of experience in corporate management, growing manufacturing businesses and market knowledge of the mining, manufacturing and construction industries where electroluminescence technology can be applied.

The newly appointed board of directors intends to elect George Hatzimihail to serve as President and Chairman of the Board and Steven Battaia to serve as Secretary and Treasurer of the Company. The directors and officers will serve without compensation until further action by the board of directors.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

2.1	Order Confirming Debtors’ Chapter 11 Plan of Reorganization

2.2	Plan Proponents’ Modified First Amended Chapter 11 Plan

2.3	Settlement Agreement dated September 14, 2014

10.1	Secured Promissory Note dated November 7, 2014

10.2	Intellectual Property Security Agreement dated November 7, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2014	ORYON TECHNOLOGIES, INC.

	By:	/s/ George Hatzimihail
George Hatzimihail, Director

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Order Confirming Debtors’ Chapter 11 Plan of Reorganization

2.2	Plan Proponents’ Modified First Amended Chapter 11 Plan

2.3	Settlement Agreement dated September 24, 2014

10.1	Secured Promissory Note dated November 7, 2014

10.2	Intellectual Property Security Agreement dated November 7, 2014